UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Recent Developments

Subsequent to June 30, 2025, through August 29, 2025, AGL Private Credit Income Fund (the “Company”) committed to eight additional investment transactions, representing aggregate commitments of approximately $289.1 million. These investments carry a weighted average spread of 4.9% and a weighted average loan-to-value ratio of 47.4%, based upon portfolio company financial statements.

Investments	Reference Rate and Spread	Acquisition Date	Maturity Date	Commitment ($)	Initial Funded Par ($)
Non-controlled/Non-affiliated
Debt investments
Aerospace & Defense
Titan BW Borrower L.P.	SOFR + 4.75%	7/24/2025	7/23/2032	$52,855	$42,141

Diversified Financial Services
Cliffwater LLC	SOFR + 5.00%	7/28/2025	4/22/2032	8,000	7,305
Cliffwater LLC	SOFR + 5.00%	8/20/2025	4/22/2032	8,000	7,305

Health Care Equipment & Supplies
Paradigm Parent, LLC	SOFR + 4.50%	7/24/2025	4/19/2032	50,000	50,000

Health Care Technology
Xifin, Inc	SOFR + 5.00%	8/5/2025	7/31/2031	20,000	16,923

Hotels, Restaurants and Leisure
Cooper’s Hawk Intermediate Holding, LLC	SOFR + 5.50%	7/29/2025	7/29/2031	25,000	19,211

Insurance
Koala Investment Holdings, Inc.	SOFR + 4.50%	8/29/2025	8/29/2032	50,000	39,109

Personal Products
Vivos Holdings, LLC	SOFR + 6.00%	8/13/2025	8/13/2030	25,000	25,000

Software
Flexera Software LLC	SOFR + 4.75%	8/15/2025	8/15/2032	37,822	35,127
Flexera Software LLC [1]	EURIBOR + 4.75%	8/15/2025	8/15/2032	12,416	12,416

Total debt investments				$289,093	$254,537

1.	Par value of 10.6 million euros translated using the exchange rate of 1.1712 as of the acquisition date.

The following table is a summary of certain characteristics of our investment portfolio as of August 29, 2025. Weightings are based on the funded par value of each respective investment as of that date. Portfolio company information used in these calculations is derived from the most recently available portfolio company financial statements, which may include normalized or adjusted figures, and have not been independently verified. All portfolio company information is presented as of the initial origination date of each investment.

As of August 29, 2025
Weighted average net leverage	5.6x
Weighted average loan-to-value	43.3%
Weighted average interest coverage	1.9x
Financial sponsor backed	94.1%

The information presented under Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as may be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On August 27, 2025, the Board of Trustees of the Company declared a distribution of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) from taxable earnings, which may include a return of capital and/or capital gains, in an amount equal to $0.72 per share, payable on October 30, 2025 to shareholders of record as of August 27, 2025 (the “Distribution”).

The Distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s dividend reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 2, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer